                                                                     EXHIBIT 5.1


                             OPINION AND CONSENT OF
                       ORRICK, HERRINGTON & SUTCLIFFE LLP





August 25, 2000


3Com Corporation
5400 Bayfront Plaza
Santa Clara, CA  95052-8145

                  Re:      Registration Statement on Form S-8 -
                           KERBANGO, INC. 1999 STOCK OPTION PLAN AND FOUNDERS STOCK PURCHASE AGREEMENTS WITH CARL HEWITT, JONATHAN FITCH AND JAMES S. GABLE

Ladies and Gentlemen:

         At your request, we are rendering this opinion in connection with the proposed issuance pursuant to the Kerbango, Inc. 1999 Stock Option Plan and Founders Stock Purchase Agreements with Carl Hewitt, Jonathan Fitch and James S. Gable (the "Plans"), of up to 1,578,747 shares of common stock, $.01 par value ("Common Stock"), of 3Com Corporation, a Delaware corporation (the "Company").

         We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such examination, we are of the opinion that the Shares to be issued by the Company pursuant to the Plans are validly authorized shares of Common Stock, and, when issued in accordance with the provisions of the Plan, will be legally issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statement on Form S-8 and to the use of our name wherever it appears in said Registration Statement. In giving such consent, we do not consider that we are "experts" within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion, as an exhibit or otherwise.

                                          Very truly yours,

                                          /s/ ORRICK, HERRINGTON & SUTCLIFFE LLP
                                          Orrick, Herrington & Sutcliffe LLP